EXHIBIT 23.1

CONSENT OF CHAPMAN PETROLEUM ENGINEERING, LTD

INDEPENDENT PETROLEUM ENGINEERS

To the Board of Directors

BMB Munai, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-146831) of BMB Munai, Inc. of our “Reserve and Economics Evaluation” dated June 10, 2009 included in this annual report on Form 10-K/A-1 for the year ended March 31, 2009.

/s/ Charles G.K. Moore

Chapman Petroleum Engineering, Ltd.

Calgary, Alberta, Canada

October 20, 2009